QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99.1

Investor Relations Contact:
Mike Saviage
Adobe Systems Incorporated
408 536.4416
ir@adobe.com

Public Relations Contact:
Holly Campbell
Adobe Systems Incorporated
408 536.6401
campbell@adobe.com

Adobe Systems Reports Strong Third Quarter
Fiscal 2003 Results

Company Exceeds Q3 Revenue and Earnings Targets with 62 Percent ePaper Revenue Growth

SAN JOSE, Calif.—September 10, 2003 (NASDAQ: ADBE)—Adobe Systems Incorporated, the leader in network publishing, today reported financial results for its third quarter ended August 29, 2003 that exceeded the Company's prior revenue and earnings per share target ranges.

In the third quarter of fiscal 2003, Adobe achieved revenue of $319.1 million, compared to $284.9 million reported for the third quarter of fiscal 2002 and $320.1 million reported in the second quarter of fiscal 2003. On a year-over-year basis, this represents 12 percent growth. Adobe's third quarter revenue target range was $300 to $315 million.

GAAP diluted earnings per share for the third quarter of fiscal 2003 were $0.27. Pro forma diluted earnings per share, which does not include an investment loss from the Company's venture program and a partial reversal of a prior restructuring charge, were $0.28. Adobe's GAAP and pro forma third quarter earnings target range was $0.22 to $0.25 per share.

"Our exceptional Q3 performance was driven by year-over-year growth of 62 percent in our ePaper business," said Bruce R. Chizen, president and CEO of Adobe Systems. "As we look to Q4 and beyond, we are optimistic about the growth opportunities across our overall business."

GAAP net income was $64.5 million for the third quarter of fiscal 2003, compared to $47.2 million reported in the third quarter of fiscal 2002, and $64.2 million in the second quarter of fiscal 2003. On a year-over-year basis, GAAP net income grew 37 percent.

Pro forma net income, which does not, as applicable, include amortization of goodwill and purchased intangibles, restructuring and other charges, and investment losses, was $66.3 million for the third quarter of fiscal 2003, compared to $52.5 million in the third quarter of fiscal 2002, and $66.7 million in the second quarter of fiscal 2003. On a year-over-year basis, pro forma net income grew 26 percent.

GAAP diluted earnings per share for the third quarter of fiscal 2003 were $0.27, based on 240.5 million weighted average shares. This compares with GAAP diluted earnings per share of $0.19 reported in the third quarter of fiscal 2002, based on 243.4 million weighted average shares, and GAAP diluted earnings per share of $0.27 reported in the second quarter of fiscal 2003, based on 239.2 million weighted average shares.

Adobe's GAAP operating income was $92.2 million in the third quarter of fiscal 2003, compared to $69.5 million in the third quarter of fiscal 2002 and $91.5 million in the second quarter of fiscal 2003.

As a percent of revenue, GAAP operating income in the third quarter of fiscal 2003 was 28.9 percent, compared to 24.4 percent in the third quarter of fiscal 2002 and 28.6 percent in the second quarter of fiscal 2003.

Adobe's pro forma operating income, which does not, as applicable, include the amortization of goodwill and purchased intangibles, and restructuring and other charges, was $91.8 million in the third quarter of fiscal 2003, compared to $73.0 million in the third quarter of fiscal 2002 and $91.5 million in the second quarter of fiscal 2003. As a percent of revenue, pro forma operating income for the third quarter was 28.8 percent, compared to 25.6 percent in the third quarter of fiscal 2002 and 28.6 percent in the second quarter of fiscal 2003.

For the fourth quarter of fiscal 2003, the Company announced that it is targeting revenue of $330 to $350 million, a gross margin of approximately 93 percent, and GAAP and pro forma operating margin ranges of 31 to 32 percent.

As a percent of revenue, Adobe is targeting fourth quarter expenses as follows:

  Research & Development—approximately 20 to 21 percent
  Sales & Marketing—approximately 32 percent
  General & Administrative—approximately 9 percent

In addition, Adobe is targeting its share count range to be between 243 and 245 million shares in the fourth quarter of fiscal 2003. The Company also is targeting other income to be approximately $3 million, and a tax rate of 30 percent. These targets lead to GAAP and pro forma earnings per share target ranges of $0.30 to $0.32 in the quarter.

The Company currently believes that targeted pro forma earnings per share and pro forma operating margin results will not differ materially from targeted GAAP results.

The Company also said that it plans to make several major product announcements on September 29, 2003 at a customer event in New York City. A simultaneous Webcast of the keynote presentation from the event will be made available over the Internet from Adobe.com. Additional details regarding this event will be announced in advance of the event taking place.

The Adobe Board of Directors declared this quarter's cash dividend of $0.0125 per share, payable on October 7, 2003 to stockholders of record as of September 23, 2003.

Forward Looking Statements Disclosure

This press release contains forward looking statements, including those related to revenue, earnings per share, and product releases, which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: general economic or political conditions in any of the major countries in which we do business, introduction of new products by existing and new competitors, delays in development or shipment of our new products or major new versions of existing products, difficulties in transitions to new markets, including the enterprise, government, and consumer markets, changes to our distribution channel, inability to attract and retain key personnel, lack of market acceptance of new products and upgrades, changes in demand for application software, computers and printers, sales price adjustments, intellectual property disputes and litigation, industry transitions to new business models, renegotiation or termination of royalty or intellectual property licensing arrangements, changes in accounting rules, and market risks associated with our equity investments. For further discussion of these and other risks and uncertainties, individuals should refer to the Company's SEC filings, including the 2002 annual report on Form 10-K and quarterly reports on Form 10-Q filed in 2003. The Company does not undertake an obligation to update forward looking statements.

About Adobe Systems Incorporated

Founded in 1982, Adobe Systems Incorporated (www.adobe.com), the leader in network publishing, offers a comprehensive line of software for enterprise and creative professional customers. Its products enable customers to create, manage and deliver visually rich, compelling and reliable content. Based in San Jose, Calif., Adobe is one of the world's largest software companies.

© 2003 Adobe Systems Incorporated. All rights reserved. Adobe and the Adobe logo are registered trademarks of Adobe Systems Incorporated in the United States and/or other countries.

Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	August 29, 2003	August 30, 2002	August 29, 2003	August 30, 2002
Revenue:
Products	$312,633	$280,505	$917,538	$864,655
Services and support	6,489	4,374	18,625	5,479

Total revenue	319,122	284,879	936,163	870,134

Total cost of revenue:
Products	18,854	28,471	58,426	73,303
Services and support	3,223	3,165	9,369	4,463

Total cost of revenue	22,077	31,636	67,795	77,766

Gross profit	297,045	253,243	868,368	792,368
Operating Expenses:
Research and development	68,814	59,746	203,892	181,901
Sales and marketing	106,134	93,837	309,874	287,053
General and administrative	30,321	26,649	90,857	81,314
Restructuring and other charges	(439)	—	(439)	1,605
Acquired in-process research and development	—	—	—	5,769
Amortization of goodwill and purchased intangibles	—	3,541	—	10,623

Total operating expenses	204,830	183,773	604,184	568,265

Operating income	92,215	69,470	264,184	224,103
Non-operating income (loss):
Investment loss	(2,996)	(4,198)	(13,254)	(13,393)
Interest and other income	2,958	4,141	10,492	11,805

Total non-operating loss	(38)	(57)	(2,762)	(1,588)

Income before income taxes	92,177	69,413	261,422	222,515
Provision for income taxes	27,653	22,212	78,427	71,205

Net income	$64,524	$47,201	$182,995	$151,310

Basic net income per share	$0.28	$0.20	$0.79	$0.64

Shares used in computing basic net income per share	233,364	238,010	232,288	237,812

Diluted net income per share	$0.27	$0.19	$0.77	$0.62

Shares used in computing diluted net income per share	240,495	243,375	238,592	245,119

Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	August 29, 2003 (Unaudited)	November 29, 2002 (Audited)
ASSETS
Current assets:
Cash and cash equivalents	$144,461	$183,684
Short-term investments	708,269	434,053
Trade receivables	108,707	116,506
Other receivables	32,348	30,367
Deferred income taxes	12,141	31,530
Other current assets	31,236	18,032

Total current assets	1,037,162	814,172

Property and equipment, net	72,874	71,090
Goodwill and other intangibles, net	112,450	98,813
Other assets	39,498	43,085
Deferred income taxes, long-term	24,797	24,450

Total assets	$1,286,781	$1,051,610

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Trade and other payables	$32,070	$37,765
Accrued expenses	148,301	135,028
Income taxes payable	201,025	173,311
Deferred revenue	41,609	31,185

Total current liabilities	423,005	377,289

Stockholders' equity:
Common stock, $0.0001 par value	29,576	29,576
Additional paid-in-capital	764,323	710,273
Retained earnings	1,720,037	1,545,776
Accumulated other comprehensive loss	(127)	(3,950)
Treasury stock, at cost, net of re-issuances	(1,650,033)	(1,607,354)

Total stockholders' equity	863,776	674,321

Total liabilities and stockholders' equity	$1,286,781	$1,051,610

Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	August 29, 2003	August 30, 2002
Cash flows from operating activities:
Net income	$64,524	$47,201
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,182	16,841
Stock compensation expense	660	1,216
Deferred income taxes	9,547	(10,796)
Provision for losses on receivables	(16)	(573)
Tax benefit from employee stock option plans	2,244	995
Loss on impairment	—	5,545
Loss on equity and cost method investments	2,822	2,989
(Gains) losses on sale of equity securities	99	(70)
Loss on other-than-temporary declines of equity securities	75	1,279
Changes in operating assets and liabilities:
Receivables	17,552	(9,277)
Other current assets	(5,262)	(9,868)
Trade and other payables	(9,236)	(844)
Accrued expenses	(5,795)	(16,500)
Accrued restructuring charges	(1,396)	(6,199)
Income taxes payable	9,495	23,121
Deferred revenue	(412)	1,519

Net cash provided by operating activities	97,083	46,579

Cash flows from investing activities:
Purchases of short-term investments	(153,807)	(186,371)
Maturities and sales of short-term investments	83,722	159,240
Acquisitions of property and equipment	(7,682)	(7,278)
Purchases of long-term investments	(594)	(3,713)
Additions to other assets	(4,465)	(3,172)
Proceeds from sale of equity securities	20	671

Net cash used for investing activities	(82,806)	(40,623)

Cash flows from financing activities:
Purchase of treasury stock	(39,187)	(111,080)
Proceeds from issuance of treasury stock	31,140	17,570
Payment of dividends	(2,916)	(2,994)

Net cash used for financing activities	(10,963)	(96,504)

Effect of foreign currency exchange rates on cash and cash equivalents	(684)	650

Net increase (decrease) in cash and cash equivalents	2,630	(89,898)
Cash and cash equivalents at beginning of period	141,831	231,252

Cash and cash equivalents at end of period	$144,461	$141,354

Pro Forma Results
(In thousands, except per share data)

The following table shows the Company's pro forma results reconciled to the Generally Accepted Accounting Principles ("GAAP") Condensed Consolidated Statements of Income table included on page 4 of this release. The Company's pro forma results do not, as applicable, include restructuring and other charges, acquired in-process research and development, amortization of goodwill and purchased intangibles, or losses on investments in equity securities.

	Three Months Ended		Nine Months Ended
	August 29, 2003	August 30, 2002	August 29, 2003	August 30, 2002
Income before income taxes	$92,177	$69,413	$261,422	$222,515
Restructuring and other charges	(439)	—	(439)	1,605
Acquired in-process research and development	—	—	—	5,769
Amortization of goodwill and purchased intangibles	—	3,541	—	10,623
Investment loss	2,996	4,198	13,254	13,393

Pro forma income before taxes	94,734	77,152	274,237	253,905
Provision for income taxes	28,420	24,689	82,271	81,250

Pro forma net income	$66,314	$52,463	$191,966	$172,655

Basic net income per share	$0.28	$0.22	$0.83	$0.73

Shares used in computing basic net income per share	233,364	238,010	232,288	237,812

Diluted net income per share	$0.28	$0.22	$0.80	$0.70

Shares used in computing diluted net income per share	240,495	243,375	238,592	245,119

The above results are supplied to provide meaningful supplemental information regarding Adobe's core operating results because such information excludes amounts that are not necessarily related to its core operating results. Adobe uses this pro forma financial information in assessing the performance of the Company's ongoing operations, and for planning and forecasting in future periods. This pro forma information should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

QuickLinks

  EXHIBIT 99.1